Exhibit 1.1

Execution Version

AIR LEASE CORPORATION

300,000 shares of 4.125% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock,

Series C ($0.01 par value per share, liquidation preference $1,000.00 per share)

Underwriting Agreement

October 5, 2021

BofA Securities, Inc.,

J.P. Morgan Securities LLC,

Mizuho Securities USA LLC,

RBC Capital Markets, LLC,

and the other several

Underwriters named in Schedule 1

to the Underwriting Agreement

referred to below

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

and

RBC Capital Markets, LLC

200 Vesey Street, 8th Floor

New York, New York 10281

Ladies and Gentlemen:

Air Lease Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), 300,000 shares of 4.125% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series C, $0.01 par value per share, with a liquidation preference of $1,000.00 per share (the “Preferred Stock”) of the Company (said shares, the “Shares”).

The rights, powers and preferences of the Shares are set forth in the certificate of designations relating to the Shares to be filed with the Secretary of State of the State of Delaware on or prior to the Closing Date (as defined herein) (the “Certificate of Designations”).

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:

1.    Registration Statement. An automatic shelf registration statement on Form S-3 (File No. 333-255862), including a prospectus (the prospectus filed as part of such registration statement is hereinafter referred to as the “Base Prospectus”) relating to the Shares, has been filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Commission promulgated thereunder, and has become effective under the Securities Act. Such registration statement, as amended, including any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424 under the Securities Act and any other information deemed to be part of such registration statement pursuant to Rule 430B under the Securities Act, is hereinafter referred to as the “Registration Statement.” The Base Prospectus, as supplemented by the prospectus supplement dated October 5, 2021 to reflect the final terms of the Shares and the offering thereof, as filed with the Commission pursuant to Rule 424 under the Securities Act, is hereinafter referred to as the “Prospectus.” The Base Prospectus, as supplemented by any preliminary prospectus supplement to the Base Prospectus which describes the Shares and the offering thereof, as filed with the Commission pursuant to Rule 424 under the Securities Act, is hereinafter referred to as the “Preliminary Prospectus.” Any reference herein to the Registration Statement, the Preliminary Prospectus, or the Prospectus shall be deemed to refer to and include the documents that were filed by the Company on or prior to the respective dates thereof under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder, and incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement, or the date of the Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, a Preliminary Prospectus, or the Prospectus shall be deemed to refer to and include any post-effective amendment thereto and the filing of any document under the Exchange Act deemed to be incorporated therein by reference after the respective dates thereof.

Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the time when sales of the Shares were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Prospectus and each “free writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto as constituting part of the Time of Sale Information.

2.    Purchase by the Underwriters of the Shares.

(a)    The Company agrees to issue and sell the Shares to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase at a price per share of $987.50 from the Company the respective number of Shares set forth opposite such Underwriter’s name in Schedule 1 hereto. The Company will not be obligated to deliver any of the Shares except upon payment for all the Shares to be purchased as provided herein.

(b)    The Company understands that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Shares on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Shares purchased by it to or through any Underwriter, provided that any such affiliate complies with the terms of this Agreement.

(c)    Payment for and delivery of the Shares will be made at the offices of Simpson Thacher & Bartlett LLP at 10:00 A.M., New York City time, on October 13, 2021, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(d)    Payment for the Shares shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company (“DTC”), for the respective accounts of the Underwriters, of the Shares to be purchased on such date, with any transfer taxes payable in connection with the sale of the Shares to the Underwriters duly paid by the Company. The Shares to be so delivered shall be delivered through the facilities of DTC.

(e)    The Company acknowledges and agrees that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of the Shares contemplated hereby (including, in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3.    Representations and Warranties of the Company. The Company represents and warrants to the Underwriters that:

(a)    Time of Sale Information. The Time of Sale Information, at the Time of Sale, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

(b)    Issuer Free Writing Prospectus. The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to, and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex A hereto as constituting the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives, which approval shall not be unreasonably withheld. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433 under the Securities Act) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Time of Sale Information, did not at the Time of Sale contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information.

(c)    Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder or (ii) any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

(d)    Financial Statements. The financial statements and the related notes thereto included or incorporated by reference in each of the Time of Sale Information, the Registration Statement and the Prospectus comply as to form with the accounting requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby; and the other financial information of the Company included or incorporated by reference in each of the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby.

(e)    No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in each of the Time of Sale Information, Registration Statement and the Prospectus, (i) there has not been any material adverse change in or affecting the business, financial position or results of operations of the Company and its subsidiaries taken as a whole (“Material Adverse Change”) and (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement, except for transactions or agreements entered into in the ordinary course of business, that is material to the Company and its subsidiaries taken as a whole; except in each case as otherwise disclosed in or contemplated by each of the Time of Sale Information, the Registration Statement and the Prospectus.

(f)    Organization and Good Standing. The Company and each of its “significant subsidiaries” (as such term is defined in Rule 1-02(w) of Regulation S-X), if any (each a “Significant Subsidiary” and, collectively, the “Significant Subsidiaries”), have been duly organized and are validly existing and (i) with respect to entities organized in the United States, in good standing under the laws of their respective jurisdictions of organization and (ii) with respect to any entity organized in Ireland, no steps have been taken or are being taken to appoint a receiver, examiner or liquidator over it or to wind it up, and are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all corporate or limited liability company power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such corporate or limited liability company power or authority would not, individually or in the aggregate, reasonably be expected to (i) have a material adverse effect on the business, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole or (ii) prevent or materially interfere with the performance by the Company of its obligations under this Agreement and the Shares (a “Material Adverse Effect”).

(g)    Capitalization. The Company had, as of the date set forth therein, the authorized shares of capital stock and the issued and outstanding shares of capital stock as set forth in each of the Registration Statement, Time of Sale Information and the Prospectus under the heading “Capitalization”; and all the outstanding shares of capital stock or other equity interests of each Significant Subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and except as otherwise disclosed in or contemplated by each of the Time of Sale Information, the Registration Statement and the Prospectus or except pursuant to the terms and conditions of any and all debt agreements to which the Company and any such Significant Subsidiary is a party or which are entered into in the ordinary course in connection with the purchase or refinancing of aircraft, are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(h)    Authorization of Agreements and the Shares. This Agreement has been duly authorized, executed and delivered by the Company. The Shares have been duly authorized by the Company, and, when the Shares are issued and delivered and paid for as provided herein, the Shares (i) will be duly and validly issued, will be fully paid and nonassessable and (ii) will have the rights, powers, preferences and designations set forth in the Certificate of Designations. The issuance of the Shares is not subject to any preemptive or similar rights. Except as disclosed in the Time of Sale Information, the Registration Statement and the Prospectus, there are no limitations on the ability of the Company to make distributions in respect of or to redeem the Shares. The Shares conform to the description of the Shares contained in the Time of Sale Information.

(i)    No Violation or Default. Neither (i) the Company nor any of its Significant Subsidiaries is in violation of its respective charter or bylaws or similar organizational documents; (ii) the Company nor any of its subsidiaries is in default, and no event has occurred that, with notice or lapse of time or both, would constitute a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property or assets of the Company or any of its subsidiaries is subject; or (iii) the Company nor any of its subsidiaries is in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(j)    No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or bylaws or similar organizational documents of the Company or any of its Significant Subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority applicable to the Company or any of its subsidiaries, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(k)    No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares and the consummation by the Company of the transactions contemplated hereby and thereby, except for the registration of the Shares under the Securities Act, the filing of the Certificate of Designations with the Secretary of State of the State of Delaware and such consents, approvals, authorizations, orders and registrations or qualifications as have been obtained or may be required under (i) applicable securities laws of any state, (ii) applicable securities laws of any non-U.S. jurisdiction or (iii) the rules of the Financial Industry Regulatory Authority (“FINRA”) in connection with the purchase and resale of the Shares by the Underwriters.

(l)    Legal Proceedings. Except as disclosed in each of the Time of Sale Information, the Registration Statement and the Prospectus, (i) there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect, and (ii) to the knowledge of the Company, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect.

(m)    Independent Accountants. KPMG LLP, who have audited certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(n)    Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as disclosed in the Time of Sale Information, the Registration Statement and the Prospectus, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(o)    Taxes. Except where the failure to pay or file would not reasonably be expected to have a Material Adverse Effect and except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company, the Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof (after considering any applicable extension). The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are, to the Company’s knowledge, adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not, individually or in the aggregate, result in a Material Adverse Effect.

(p)    Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as disclosed in each of the Time of Sale Information, the Registration Statement and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in each of the Time of Sale Information, the Registration Statement and the Prospectus, neither the

Company nor any of its subsidiaries has received written, or to the knowledge of the Company, other notice of any revocation or modification of any such license, certificate, permit or authorization except such revocation or modification as would not reasonably be expected to have a Material Adverse Effect.

(q)    Disclosure Controls. The Company and its subsidiaries maintain a system of “disclosure controls and procedures,” as defined in Rule 13a-15(e) promulgated under the Exchange Act, that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it will file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

(r)    Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply in all material respects with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in each of the Time of Sale Information, the Registration Statement and the Prospectus, the Company is not aware of any material weaknesses in the Company’s internal controls over financial reporting.

(s)    No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person authorized to act on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment or (iv) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or the Bribery Act 2010 of the United Kingdom, each as may be amended, or the rules or regulations thereunder, and the Company and its subsidiaries have instituted and maintain policies and procedures to ensure compliance therewith.

(t)    Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(u)    Compliance with OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries (i) is, or is controlled by an individual or entity that is currently subject to, any sanctions administered or enforced by the United States (including any administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce) (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), (ii) is operating, organized or resident in a country or territory that is, or whose government is, the subject of country-wide Sanctions that broadly prohibit dealings with that country or territory (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”) or (iii) will, directly or indirectly, use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity in any manner that would result in a violation of any Sanctions by, or would result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).

(v)    No Restrictions on Subsidiaries. Except (i) pursuant to the terms and conditions of any and all debt agreements to which the Company or any of its subsidiaries is a party or which are entered into in the ordinary course in connection with the purchase or financing of aircraft or (ii) as disclosed in or contemplated by each of the Time of Sale Information, the Registration Statement and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(w)     No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares or that would result in a violation of Regulation M under the Exchange Act.

(x)    Sarbanes-Oxley Act. The Company and, to the knowledge of the Company, the Company’s directors and officers, in their capacities as such, are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(y)    Status under the Securities Act. The Company is not an “ineligible issuer” and is a “well-known seasoned issuer”, in each case as defined under the Securities Act, in each case at the applicable dates of determination specified in the Securities Act in connection with the offering of the Shares. The Company satisfied the eligibility requirements set forth under General Instruction I. A. of Form S-3 at the time of the initial effectiveness of the Registration Statement and as of the most recent deemed amendment thereof, if any, pursuant to Section 10(a)(3) of the Securities Act.

(z)    Title to Aircraft. Except as would not reasonably be expected to have a Material Adverse Effect, the Company or one of its subsidiaries has legal and valid title to all aircraft disclosed as owned by such person in the Time of Sale Information, the Registration Statement and the Prospectus, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in or contemplated by the Time of Sale Information, the Registration Statement or the Prospectus, pursuant to the terms and conditions of any and all debt agreements to which the Company or any of its subsidiaries is a party, or as permitted under aircraft leases entered into in the ordinary course to which the Company or any of its subsidiaries is a party.

(aa)    Aircraft Lease Documents. Each of the lease agreements, lease addenda, side letters, assignments of warranties, option agreements or similar agreements (not including non-binding term sheets or letters of intent) to which the Company or any of its subsidiaries is a party (collectively, the “Aircraft Lease Documents”), is in full force and effect, except in each case as would not reasonably be expected to have a Material Adverse Effect; and, to the knowledge of the Company, no event of default (as so defined in the applicable Aircraft Lease Document) has occurred and is continuing under any Aircraft Lease Document, except for such events of default as would not reasonably be expected to have a Material Adverse Effect.

(bb)    eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(cc)    Cybersecurity. (i)(A) To the Company’s knowledge, there has been no material security breach or incident, material unauthorized access or disclosure, or other material compromise of or relating to any of the Company’s and its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”) and (B) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any material security breach or incident, material unauthorized access or disclosure or other material compromise to their IT Systems and Data; (ii) the Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification; and (iii) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards.

4.    Further Agreements of the Company. The Company covenants and agrees with the Underwriters that:

(a)    Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the Pricing Term Sheet in the form of Annex B hereto) to the extent required by Rule 433 under the Securities Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the second business day succeeding the date of this Agreement in such quantities as the Representatives may reasonably request in writing. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b)    New Shelf Registration Statement. If the third anniversary of the initial effective date of the Registration Statement occurs before all the Shares have been sold by the Underwriters, prior to the third anniversary the Company will file a new shelf registration statement and take any other action necessary to permit the public offering of the Shares to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission.

(c)    Delivery of Copies. During the Prospectus Delivery Period (as defined below), the Company will deliver, without charge, to the Underwriters as many copies of the Preliminary Prospectus, the Registration Statement, any Time of Sale Information, any Issuer Free Writing Prospectus and the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) as the Representatives may reasonably request in writing. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 promulgated under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.

(d)    Amendments or Supplements; Issuer Free Writing Prospectuses. Before finalizing the Prospectus or making or distributing any amendment or supplement to any of the Time of Sale Information, the Registration Statement or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Prospectus or such amendment or supplement for review, and will not distribute any such proposed Prospectus, amendment or supplement to which the Representatives reasonably object in a timely fashion; and, during the period from the date hereof until the earlier of (i) completion of the distribution of the Shares and (ii) the six-month anniversary of the date of this Agreement, before filing with the Commission any document that will be incorporated by reference in the Time of Sale Information, the Registration Statement or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters, and, to the extent practicable and that would not cause any delay in any required filings, provide each with a reasonable opportunity to review and comment on (it being understood that the Company is not obligated to accept any such comments), a copy of such document to be incorporated by reference therein. The Representatives shall promptly notify the Company of the date of completion of the distribution of the Shares. Before using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus and will not use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus to which the Representatives reasonably object in a timely fashion.

(e)    Notice to the Representatives. Until the later of the end of the Prospectus Delivery Period or the Closing Date, the Company will advise the Representatives promptly, and confirm such advice in writing (which confirmation may be delivered via email), (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by any governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any of the Time of Sale Information, any Issuer Free Writing Prospectus or the Prospectus or, to the knowledge of the Company, the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event at any time prior to the completion of the initial offering of the Shares as a result of which any of the Time of Sale Information, any Issuer Free Writing Prospectus or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when such Time of Sale Information, Issuer Free Writing Prospectus or the Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or, to the knowledge of the Company, the initiation or threatening of any proceeding for such purpose; and the Company will use its commercially reasonable efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any of the Time of Sale Information or any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will use its commercially reasonable efforts to obtain as soon as possible the withdrawal thereof.

(f)    Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Time of Sale Information to comply with law, the Company will promptly notify the Representatives thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Representatives such amendments or supplements to any of the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented (including such document to be incorporated by reference therein) will not, in light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.

(g)    Ongoing Compliance of the Prospectus. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will promptly notify the Representatives thereof and forthwith prepare and, subject to paragraph (c) above, furnish to the Representatives such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (including such document to be incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(h)    Blue Sky Compliance. The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject. The company will file such statements and reports as may be required by the laws of each jurisdiction in which Shares have been qualified as above provided.

(i)    Clear Market. The Company will not, for the period beginning on the date of this Agreement and continuing to and including the date 30 days after the date of the Prospectus, without first obtaining the prior written consent of the Representatives, directly or indirectly, issue, sell, offer to contract or grant any option to sell, pledge, transfer or otherwise dispose of, any preferred stock, securities exchangeable for or convertible into preferred stock or any debt securities substantially similar to the preferred stock, except for the Shares sold to the Underwriters pursuant to this Agreement.

(j)    Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares as disclosed in each of the Time of Sale Information, the Registration Statement and the Prospectus under the heading “Use of Proceeds”.

(k)    No Stabilization. The Company will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares, except as otherwise permitted by Regulation M under the Exchange Act (it being understood that the Company makes no statement as to the activities of the Underwriters in connection with the offering).

(l)    Earnings Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earnings statement that satisfies the provisions of the last paragraph of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(m)    DTC.    The Company will assist the Underwriters in arranging for the Shares to be eligible for clearance and settlement through DTC.

(n)    Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5.    Certain Agreements of the Underwriters. Each of the Underwriters hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or 4(c) above (including any electronic road show approved by the Company), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Annex B hereto without the consent of the Company.

6.    Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Shares on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)    No Material Adverse Change. No Material Adverse Change shall have occurred or shall exist, which event or condition is not disclosed in the Time of Sale Information (excluding any amendment or supplement thereto), the Registration Statement (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date on the terms and in the manner contemplated by this Agreement, the Time of Sale Information, the Registration Statement and the Prospectus.

(b)    No Downgrade. For the period from and after the date of this Agreement and prior to the Closing Date, (i) no downgrading shall have occurred in the rating accorded the Company’s debt or preferred equity securities by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced or given any notice of any intended or potential downgrading or that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt or preferred equity securities.

(c)    Officer’s Certificate. The Representatives shall have received on and as of the Closing Date a certificate of an executive officer of the Company who has specific knowledge of the Company’s financial matters and is satisfactory to the Representatives confirming that to the best of such officer’s knowledge after due inquiry that (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the date of such certificate, (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the date of such certificate in all material respects, and (iii) since the respective dates of which information is given in the Time of Sale Information, the Registration Statement and the Prospectus, or since the date of this Agreement, there has been no Material Adverse Effect except as disclosed in the Time of Sale Information, Registration Statement or Prospectus.

(d)    Comfort Letters. On the date of this Agreement and on the Closing Date, KPMG LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Time of Sale Information, the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(e)    Opinion and 10b-5 Statement of Counsel for the Company. O’Melveny & Myers LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, each dated as of the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(f)     Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date an opinion and 10b-5 statement, addressed to the Underwriters, of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(g)    No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Shares.

(h)    Certificate of Designations. The Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware.

(i)    DTC. The Shares shall be eligible for clearance and settlement through DTC.

(j)    Additional Documents. On or prior to the Closing Date, counsel to the Underwriters shall have been furnished with such documents, certificates and opinions as such counsel may reasonably request, for the purpose of enabling such counsel to pass upon the issuance and sale of the Shares as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and to counsel to the Underwriters.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.    Indemnification and Contribution.

(a)    Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its members, employees, selling agents, affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other reasonable expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), that arise out of, or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Underwriter Information.

(b)    Indemnification of the Company. Each of the Underwriters agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities (including, without limitation, reasonable legal fees and other reasonable expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished to the Company in writing by such Underwriter expressly for use in the Preliminary Prospectus, the Registration Statement (or any amendment or supplement thereto), any of the other Time of Sale Information (including any of the other Time of Sale Information that has subsequently been amended), any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus: (i) the name of such Underwriter set forth on the cover page, and (ii) the information contained in the fifth paragraph, the third sentence of the seventh paragraph, the tenth paragraph and the fifteenth paragraph under the caption “Underwriting” (the information described in clauses (i) and (ii), collectively, the “Underwriter Information”).

(c)    Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and the Indemnified Person shall have reasonably concluded based on the advice of counsel chosen by it and satisfactory to the Indemnifying Person that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, its directors, its officers and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by the Indemnifying Person of such request, (ii) such Indemnifying Person shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement; provided, however, that the Indemnifying Person shall not be liable for such settlement if the delay in such reimbursement is due to (A) a dispute, with reasonable basis, regarding the amount of fees and expenses for which such reimbursement is sought or (B) a good-faith dispute based on the advice of counsel regarding the Indemnified Person’s entitlement to reimbursement of such fees and expenses. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)    Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable as a matter of law to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses but after deducting underwriting discounts and commissions) received by the Company from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus and as provided in this Agreement, bear to the aggregate offering price of the Shares. The relative fault of the Company, on the one hand, and the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)    Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other reasonable expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)    Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8.    Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9.    Termination. This Agreement may be terminated by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date: (i) trading generally shall have been suspended or materially limited on or by either the New York Stock Exchange or The Nasdaq Stock Market LLC; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities or a material disruption in commercial banking or securities settlement services in the United States has occurred; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date on the terms and in the manner contemplated by this Agreement, the Time of Sale Information, the Registration Statement and the Prospectus (exclusive of any amendment or supplement thereto).

10.    Defaulting Underwriter.

(a)    If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 24 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 24 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Time of Sale Information, the Registration Statement or the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Time of Sale Information, the Registration Statement or the Prospectus that effects any such changes. As used in this Agreement, the term

“Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of such Shares that remains unpurchased on the Closing Date does not exceed 10% of the aggregate number of all the Shares to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of such Shares that remains unpurchased on the Closing Date exceeds 10% of the aggregate number of all the Shares, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company and the Underwriters will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)    Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11.    Payment of Expenses.

(a)    Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any transfer, documentary, stamp, recording, filing or other similar taxes payable in connection with such actions; (ii) the costs incident to the preparation and printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any other Time of Sale Information, any Issuer Free Writing Prospectus and the Prospectus (including any amendments or supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the state or foreign securities or blue sky laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Canadian wrapper and Blue Sky Memorandum (including in each case the related reasonable fees and expenses of counsel for the Underwriters; provided, however, that the Company shall not pay for any such Blue Sky fees and expenses if the transactions contemplated by this Agreement are not consummated, notwithstanding anything to the contrary herein); (vi) any fees charged by rating agencies for rating the Shares; (vii) the fees and expenses of any transfer agent, any registrar and any calculation agent (including related reasonable fees and expenses of one counsel to each of such parties), including the preparation of the agency agreements related thereto; (viii) all expenses and application fees incurred in connection with the approval of the Shares for book-entry transfer by DTC and any filing with, and clearance of the offering by, FINRA (including the related reasonable fees and expenses of counsel for the Underwriters); and (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; provided, however, that the fees and expenses of counsel incurred in connection with (a) preparing the Blue Sky Memorandum referenced in clause (v), and (b) any filings and clearance by FINRA referenced in clause (viii), shall not exceed $10,000 in the aggregate. It is understood, however, that except as provided in this Agreement, the Underwriters will pay all costs and expenses incurred by them, including, without limitation, all expenses incurred by the Underwriters in connection with any “road show” presentation to potential investors, fees and disbursements of its counsel, stock transfer taxes payable on resale of the Shares by them, and any advertising expenses connected with any offers it makes. For the avoidance of doubt, it is understood that the Company shall not pay or reimburse any costs, fees or expenses incurred by the Underwriters’ default on their obligations to purchase the Shares.

(b)    If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Shares for delivery to the Representatives or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all documented out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby; provided; however, that for purposes of this Section 10(b), the Company shall in no event be liable to the Underwriters for any other amounts, including, without limitation, damages on account of loss of anticipated profits from the sale of the Shares. Notwithstanding anything herein to the contrary, in no event shall the Company be responsible, or obligated to reimburse the Underwriters, for any costs or expenses incurred by the Underwriters in connection with any “road show”. For the avoidance of doubt, it is understood that the Company shall not pay or reimburse any costs, fees or expenses incurred by any defaulting Underwriter.

12.    Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, and the affiliates, officers and directors of each of the Underwriters referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13.    Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

14.    Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a Saturday, Sunday or a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

15.    Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of its respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16.    Recognition of the U.S. Special Resolutions Regimes.

(a)    In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

17.    Miscellaneous.

(a)    Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement made or given by the Representatives on behalf of the Underwriters.

(b)    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives at: (i) c/o BofA Securities, Inc., 1540 Broadway, NY8-540-26-02, New York, New York 10036 (fax: (212) 901-7881), Attention: High Grade Transaction Management/Legal, (email: dg.hg_ua_notices@bofa.com), (ii) c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, (fax: (212) 834-6081), Attention: Investment Grade Syndicate Desk, (iii) c/o Mizuho Securities USA LLC, 1271 Avenue of the Americas, New York, New York 10020, Attention: Debt Capital Markets (fax: (212) 205-7812), and (iv) c/o RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, New York 10281 (fax: (212) 428-6308), Attention: Transaction Management, (email: scott.primrose@rbccm.com).

(c)    Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the law of the State of New York.

(d)    Submission to Jurisdiction. The Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which Company is subject by a suit upon such judgment.

(e)    Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(f)    Electronic Signatures. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, the Shares or any document to be signed in connection with this Agreement or the Shares shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

(g)    Severability. The invalidity or unenforceability of any Section, paragraph, or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph, or provision hereof; provided, that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party hereto.

(h)    Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(i)    Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(g)    Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Remainder of page intentionally left blank]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

AIR LEASE CORPORATION

By:	/s/ Gregory B. Willis
Name:	Gregory B. Willis
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Underwriting Agreement]

Accepted:

BOFA SECURITIES, INC.

By:	/s/ Randolph Randolph
Name:	Randolph Randolph
Title:	Managing Director

For themselves and on behalf of the several Underwriters listed in Schedule 1 hereto.

[Signature Page to Underwriting Agreement]

Accepted:

J.P. MORGAN SECURITIES LLC

By:	/s/ Stephen L. Sheiner
Name:	Stephen L. Sheiner
Title:	Executive Director

For themselves and on behalf of the several Underwriters listed in Schedule 1 hereto.

[Signature Page to Underwriting Agreement]

Accepted:

MIZUHO SECURITIES USA LLC

By:	/s/ Timothy Blair
Name:	Timothy Blair
Title:	Managing Director

For themselves and on behalf of the several Underwriters listed in Schedule 1 hereto.

[Signature Page to Underwriting Agreement]

Accepted:

RBC CAPITAL MARKETS, LLC

By:	/s/ Scott G Primrose
Name:	Scott G Primrose
Title:	Authorized Signatory

For themselves and on behalf of the several Underwriters listed in Schedule 1 hereto.

[Signature Page to Underwriting Agreement]

SCHEDULE 1

Underwriter	Number of Shares
BofA Securities, Inc.	54,000
J.P. Morgan Securities LLC	54,000
Mizuho Securities USA LLC	54,000
RBC Capital Markets, LLC	54,000
BMO Capital Markets Corp.	6,750
BNP Paribas Securities Corp.	6,750
Citigroup Global Markets Inc.	6,750
Deutsche Bank Securities Inc.	6,750
Fifth Third Securities, Inc.	6,750
Goldman Sachs & Co. LLC	6,750
MUFG Securities Americas Inc.	6,750
Santander Investment Securities Inc.	6,750
SG Americas Securities, LLC	6,750
TD Securities (USA) LLC	6,750
Truist Securities, Inc.	6,750
Wells Fargo Securities, LLC	6,750
Keefe, Bruyette & Woods, Inc.	3,000

Total:	300,000

Schedule 1

SCHEDULE 2

Significant Subsidiaries	Jurisdiction of Incorporation or Formation
ALC Blarney Aircraft Limited	Ireland

Schedule 2

ANNEX A

Additional Time of Sale Information

1.	Term sheet containing the terms of the Shares, substantially in the form of Annex B hereto.

Annex A

ANNEX B

Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-255862

Supplementing the Preliminary Prospectus Supplement dated October 5, 2021 (to Prospectus dated

May 7, 2021)

AIR LEASE CORPORATION

$300,000,000

300,000 SHARES OF 4.125% FIXED-RATE RESET NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES C

PRICING TERM SHEET

DATE: OCTOBER 5, 2021

This pricing term sheet supplements the information set forth under “Description of the Series C Preferred Stock” in the preliminary prospectus supplement, dated October 5, 2021, to the prospectus, dated May 7, 2021 (the “Preliminary Prospectus Supplement”).

Issuer:	Air Lease Corporation

Security:	4.125% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series C (the “Series C Preferred Stock”)

***	***

Size:	$300,000,000 (300,000 shares of Series C Preferred Stock)

Liquidation Preference:	$1,000.00 per share of Series C Preferred Stock

First Reset Date:	December 15, 2026

Reset Date:	The First Reset Date and each date falling on the fifth anniversary of the preceding Reset Date. Reset Dates, including the First Reset Date, will not be adjusted for business days.

Reset Period:	The period from and including the First Reset Date to, but excluding, the next following Reset Date and thereafter each period from and including each Reset Date to, but excluding, the next following Reset Date.

Reset Dividend Determination Date:	In respect of any Reset Period, the day falling three business days prior to the beginning of such Reset Period.

Dividend Rate (Non-Cumulative):	At a rate per annum equal to (i) 4.125% from the date of original issuance to, but excluding, the First Reset Date; and (ii) the “Five-year U.S. Treasury Rate” (as defined in the Preliminary Prospectus Supplement) as of the most recent Reset Dividend Determination Date plus 3.149% for each Reset Period from, and including, the First Reset Date. If the Issuer, in its sole discretion, does not

Annex B-1

designate a Designee (as defined in the Preliminary Prospectus Supplement) or if the Designee determines that there is no industry-accepted successor rate to then-applicable base rate, then the “Five-year U.S. Treasury Rate” will be the same interest rate (i.e., the same Five-year U.S. Treasury Rate) determined for the prior Reset Dividend Determination Date or, if this sentence is applicable with respect to the first Reset Dividend Determination Date, 0.976%.

Dividend Payment Dates:	If declared, March 15, June 15, September 15 and December 15 of each year, commencing on December 15, 2021.

Net Proceeds (before expenses):	$296,250,000.00

Underwriting Discount:	1.250% per share of Series C Preferred Stock

Expense Reimbursement:	The underwriters have agreed to reimburse the Issuer for certain expenses incurred in connection with this offering.

Term/Maturity:	Perpetual

Day Count:	30/360

Optional Redemption:	The Issuer may, at its option, redeem the Series C Preferred Stock, in whole or in part, from time to time, on any Dividend Payment Date on or after December 15, 2026 for cash at a redemption price equal to $1,000.00 per share, plus any declared and unpaid dividends to, but excluding, the date fixed for redemption, without accumulation of any undeclared dividends.

Call for Rating Agency Event:	The Issuer may, at its option, redeem the Series C Preferred Stock in whole but not in part, at any time within 120 days after the conclusion of any review or appeal process instituted by the Issuer following the occurrence of a rating agency event (as defined in the Preliminary Prospectus Supplement), or, if no review or appeal process is available or sought with respect to such rating agency event, at any time within 120 days after the occurrence of such rating agency event, at a redemption price in cash equal to $1,020.00 per share, plus any declared and unpaid dividends to, but excluding, the date fixed for redemption, without accumulation of any undeclared dividends.

Use of Proceeds:	The Issuer intends to use the net proceeds of this offering for general corporate purposes, which may include, among other things, the purchase of commercial aircraft and the repayment of existing indebtedness. Affiliates of the underwriters may receive a portion of the net proceeds to the extent the Issuer uses the net proceeds to repay indebtedness under which certain of the underwriters or their affiliates are lenders. Pending any specific application, the Issuer may temporarily invest funds in short-term investments, including marketable securities.

Public Offering Price:	$1,000 per share

Trade Date:	October 5, 2021

Annex B-2

Settlement Date**:	T+5; October 13, 2021

CUSIP:	00912XBK9

ISIN:	US00912XBK90

Joint Book-Running Managers:	BofA Securities, Inc. J.P. Morgan Securities LLC Mizuho Securities USA LLC RBC Capital Markets, LLC

Joint Lead Managers:

BMO Capital Markets Corp.

BNP Paribas Securities Corp.

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

Fifth Third Securities, Inc.

Goldman Sachs & Co. LLC

MUFG Securities Americas Inc.

Santander Investment Securities Inc.

SG Americas Securities, LLC

TD Securities (USA) LLC

Truist Securities, Inc.

Wells Fargo Securities, LLC

Keefe, Bruyette & Woods, Inc.

*An explanation of the significance of ratings may be obtained from the rating agencies. Generally, rating agencies base their ratings on such material and information, and such of their own investigations, studies and assumptions, as they deem appropriate. The rating of the Series C Preferred Stock should be evaluated independently from similar ratings of other securities. A credit rating of a security is not a recommendation to buy, sell or hold securities and may be subject to review, revision, suspension, reduction or withdrawal at any time by the assigning rating agency.

**The Issuer expects that delivery of the Series C Preferred Stock will be made against payment therefor on or about the Settlement Date specified in this Term Sheet, which will be the fifth business day following the date of this Term Sheet (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Series C Preferred Stock on the Trade Date or the following two business days will be required, by virtue of the fact that the Series C Preferred Stock initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of shares who wish to trade the Series C Preferred Stock prior to the Settlement Date should consult their own advisors.

The issuer has filed a registration statement including a prospectus and a prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and prospectus supplement in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the prospectus supplement if you request them by contacting: (i) BofA Securities, Inc. toll-free at 1-800-294-1322, (ii) J.P. Morgan Securities LLC collect at (212) 834-4533, (iii) Mizuho Securities USA LLC toll-free at 1 (866) 271-7403 or (iv) RBC Capital Markets, LLC toll-free at 1 (866) 375-6829.

Annex B-3

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Annex B-4